Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
8 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Launch Two Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the Securities and Exchange Commission (the “Quarterly Report”), I, Jay McEntee , Chief Executive Officer of the Company and Chairman of the board of directors of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Quarterly Report.

Dated: May 13, 2025

/s/ Jay McEntee
Jay McEntee
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)